SHARE PURCHASE AGREEMENT

BETWEEN

INDEPENDENT FILM DEVELOPMENT CORPORATION

AND

C2C RESTAURANT GROUP, INC.

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SHARE PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into as of September ____, 2015, by and between Independent Film Development Corporation, a Nevada corporation ("Buyer" or “IFLM”), and C2C Restaurant Group, Inc., a New York corporation (“Seller”). Buyer and Seller are referred to collectively herein as the "Parties."

This Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the outstanding shares of Seller in return for 20,000 Series F Preferred Shares of Buyer as more particularly specified herein.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Buyer" has the meaning set forth in the preface above.

"Closing" has the meaning set forth in §2(b) below.

"Closing Date" has the meaning set forth in §2(b) below.

"IFLM Shares" means 20,000 shares of Series F Preferred stock of IFLM.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for unpaid taxes.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest. "Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in §2(a) below.

"Seller" has the meaning set forth in the preface above.

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2. Purchase and Sale of IFLM Shares.

(a) Sale and Purchase. On and subject to the terms and conditions of this Agreement, in exchange for the IFLM Shares (the "Purchase Price"), Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, all one hundred (100) of the issued and outstanding and authorized shares of Seller (the ”Seller Shares”).

(b) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer, on such date as Buyer and Seller may mutually determine (the "Closing Date").

(c) Deliveries at Closing. At the Closing, Seller and Buyer will deliver to each other the various instruments and documents referred to in §4 below.

3. Representations and Warranties Concerning Buyer. Buyer represents and warrants to Seller that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (if the Closing Date is a different date than the date of this Agreement).

(a) Authorization of Transaction. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(b) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to the A Plus Shares.

(c) IFLM Shares. The IFLM Shares are free and clear of any restrictions (other than any restrictions under relevant federal and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Buyer is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) in respect of the IFLM shares.

4. Representations and Warranties Concerning Seller. Seller represents and warrants to the Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (if the Closing Date is a different date than the date of this Agreement).

(a) Organization, Qualification, and Corporate Power. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of New York. Seller has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Ownership. All of the issued and outstanding Seller Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights,conversion rights, exchange rights, or other contracts or commitments that could require Seller to issue, sell, or otherwise cause to become outstanding any of its membership units, ownership rights, or distribution rights.

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(c) No Litigation. Seller is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, and is not a party to (or threatened to be made a party to) any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Nor are there any disputes or disagreements with any current, past, or potential clients of Seller.

5. Deliveries at Closing. At the Closing, Buyer shall deliver the IFLM Shares and an executed copy of this Agreement to Seller, and Seller shall deliver an executed copy of this Agreement and an executed transfer document, substantially in the form attached hereto as Exhibit "A."

6. Post-Closing Covenants.In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

7. Miscellaneous.

(a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b) Entire Agreement. This Agreement (including any documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or her rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller.

(d) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

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If to Seller:	If to Buyer:
C2C Restaurant Group, Inc. Attn: Fax: (____) _____________ email:	Independent Film Development Corporation Attn: Jeff Ritchie 2732 Morse Avenue, Suite #413 Irvine, CA 92614 Fax: (____) _____________ email:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Nevada.

(h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.

(i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j) Expenses. Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k) Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity.

(l) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Clark County, state of Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto..

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the date first above written.

INDEPENDENT FILM DEVELOPMENT CORPORATION

By: __________________________

Jeff Ritchie, Chief Executive Officer

C2C RESTAURANT GROUP, INC.

By: ____________________________

Name: __________________________

Title: ___________________________

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